UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

MSA SAFETY INCORPORATED

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On September 7, 2018, MSA Safety Incorporated (the “Company”), MSA UK Holdings Limited (“MSA UK”) and MSA International Holdings B.V. (“MSA BV”), as borrowers, entered into a Third Amended and Restated Credit Agreement dated September 7, 2018 (the “Credit Agreement”) with various Company subsidiaries, as guarantors, various financial institutions, as lenders, and PNC Bank, National Association, as administrative agent. See Item 2.03 below for a description of the Credit Agreement.

Amendments to Note Purchase Agreement

On September 7, 2018, the Company entered into an amendment to its Second Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement dated January 22, 2016 (the “Note Agreement”) in order to, among other things, (i) provide for the ability of the Company to request from time to time during a three-year period ending September 7, 2021, the issuance of up to $150 million (or the equivalent under applicable currencies) of additional senior notes thereunder having such terms and conditions as may be approved by the purchasers party to the Note Agreement and (ii) conform the covenants in the Note Agreement to changes made in similar covenants in the Credit Agreement.

A copy of the amendment to the Note Agreement is filed as an exhibit to this Current Report on Form 8-K and reference is made to that exhibit for the text of the amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 7, 2018, the Company, MSA UK and MSA BV, as borrowers, and various Company subsidiaries, as guarantors, entered into the Credit Agreement. The Credit Agreement amended and restated the Company’s existing Second Amended and Restated Credit Agreement dated December 11, 2015.

Under the Credit Agreement, funds may be borrowed on an unsecured, revolving credit basis in a maximum outstanding amount not to exceed $600 million, all of which can be borrowed by the Company and of which up to the greater of $300 million or 15% of consolidated total assets (as defined in the Note Agreement) can be borrowed by MSA UK and MSA BV. The Credit Agreement also includes a $50 million sublimit for letters of credit issued on behalf of the Company and a $60 million sublimit for swingline loans to the Company. The Credit Agreement also allows the Company to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $400 million. Any such increase is subject to the further approval of the Company’s board of directors and to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments. The Credit Agreement has a term expiring on September 7, 2023.

Borrowings under the Credit Agreement may bear interest at a rate based upon either a “Base Rate” or a “LIBOR Rate,” plus an adder based upon the Company’s net leverage ratio (as defined below).

•

The “Base Rate” is calculated on a daily basis as the highest of zero, a prime rate, an overnight bank funding rate plus 0.5% per annum, or the reserve-adjusted daily published London Interbank Offered Rate for a one-month interest period plus 1%. The adder ranges from zero to 0.750%.

•	The “LIBOR Rate” is calculated as provided in the Credit Agreement. The adder ranges from 0.875% to 1.750%.

Interest based upon the Base Rate is payable quarterly on the first day of January, April, July and October. Interest based upon the LIBOR Rate is payable on the last day of the selected interest period, unless that interest period exceeds three months, in which case it is also payable on the 90th day of the selected interest period.

The Credit Agreement contains customary representations and warranties, covenants and events of default. The Credit Agreement requires the Company to comply with specified financial covenants, including a requirement to maintain a minimum fixed charges coverage ratio of not less than 1.50 to 1.00 and a net leverage ratio not to exceed 3.50 to 1.00 (or not to exceed 4.00 to 1.00 during the calendar quarter including, and the three calendar quarters following, certain specified acquisitions); in each case calculated on the basis of the trailing four fiscal quarters. The net leverage ratio is defined as consolidated indebtedness less unencumbered cash exceeding $40 million, divided by consolidated earnings before interest, taxes, amortization and depreciation. In addition, the Credit Agreement contains negative covenants limiting the ability of the Company and its subsidiaries to:

•	incur additional indebtedness or issue guarantees

•	create or incur liens

•	make loans and investments

•	make acquisitions

•	transfer or sell assets

•	enter into transactions with affiliated parties

•	make changes in its or its subsidiaries’ organizational documents that are materially adverse to the lenders

•	modify the nature of the Company’s or its subsidiaries’ business,

subject to certain exceptions and limitations, including carve-outs and baskets, set forth in the Credit Agreement. The Credit Agreement also contains certain customary events of default, including defaults triggered by a change of control or defaults on other debt. Under the Credit Agreement, a change in control occurs if a person or group of persons acting in concert acquires beneficial ownership of 50% or more of the outstanding voting stock of the Company.

A copy of the Credit Agreement is filed as an exhibit to this Current Report on Form 8-K and reference is made to that exhibit for the text describing the terms, conditions and provisions of the Credit Agreement.

Item 8.01	Other Events.

On September 7, 2018, the Company implemented a legal and operational realignment of its U.S. and Canadian businesses (the “Realignment”). As a result of the Realignment, certain operating assets and associated liabilities, and equity in certain foreign subsidiaries, currently owned by one of the Company’s subsidiaries, Mine Safety Appliances Company, LLC (“MSA LLC”), were transferred to certain other subsidiaries of the Company. Certain additional elements of the Realignment that are appropriate for implementation at the conclusion of a fiscal year will be implemented as soon as practicable after January 1, 2019.

The Realignment supports the Company’s core products strategy. Following the Realignment, the U.S. and Canadian businesses of the Company formerly operated by MSA LLC, will be realigned into three distinct companies: MSA LLC, MSA Safety Sales, LLC (“MSA Sales”), and MSA Safety Pittsburgh Manufacturing, LLC (“MSA Manufacturing”). MSA LLC will continue to serve as the manufacturer for the U.S. air purifying respirator business and certain other products manufactured at MSA LLC’s Jacksonville, North Carolina facility (collectively, the “MSA LLC Retained Businesses”). MSA Sales has been established to enable a unified sales company structure for the U.S. and Canadian markets, conducting sales and distribution activities for MSA LLC, MSA Manufacturing and, in the future, other subsidiaries of the Company. MSA Manufacturing will serve as the manufacturer of products previously manufactured by MSA LLC other than products associated with the MSA LLC Retained Businesses.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.1	First Amendment to Second Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement dated as of September 7, 2018, among MSA Safety Incorporated, various Company subsidiaries, as guarantors, and the noteholders named therein, including forms of Note Guarantee and Intercompany Subordination Agreement

10.1	Third Amended & Restated Credit Agreement, dated September 7, 2018, by and among MSA Safety Incorporated, MSA UK Holdings Limited and MSA International Holdings B.V., as borrowers, various Company subsidiaries, as guarantors, various financial institutions, as lenders, and PNC Bank, National Association, as administrative agent, including forms of Guaranty and Suretyship Agreement and Intercompany Subordination Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By	/s/ Kenneth D. Krause
Kenneth D. Krause
Senior Vice President and Chief Financial Officer

Date: September 10, 2018